Exhibit 99.1

Contact:	NEWS RELEASE Barry Sievert Vice President, Investor Relations (214) 303-3438

DEAN FOODS REPORTS THIRD QUARTER 2013 RESULTS

•	Q3 GAAP Income from Continuing Operations Attributable to Dean Foods of $4.35 per Share, Q3 Adjusted Diluted Earnings from Continuing Operations of $0.12 per Share

•	Announces Adoption of Dividend Policy, Increased Share Repurchase Authorization and Initiation of a Cash Tender Offer for up to $400 Million of Outstanding Bonds

•	Modifies Full-Year 2013 Guidance for Adjusted Diluted Earnings to $0.85-$0.91 per Share

DALLAS, November 12, 2013 – Dean Foods Company (NYSE: DF) today announced third quarter 2013 results. The Company reported third quarter 2013 earnings from continuing operations attributable to Dean Foods of $4.35 per share, compared to a third quarter 2012 loss of $0.02 per share. On an adjusted basis, third quarter 2013 diluted earnings from continuing operations were $0.12 per share, compared to third quarter 2012 adjusted earnings of $0.14 per share.

Third quarter 2013 operating income totaled $23 million, compared to third quarter 2012 operating income of $108 million. Third quarter 2013 adjusted operating income totaled $42 million, compared to $57 million in the year-ago period on a pro forma and comparative basis.

“We continue to feel confident in our long-term trajectory,” said Gregg Tanner, Chief Executive Officer of Dean Foods. “We are actively working to extend our competitive advantages through aggressively reducing costs and enhancing our strengths and capabilities. At the same time, we have put the pieces in place to enhance shareholder value by utilizing our strong balance sheet and growing adjusted free cash flows, specifically through the adoption of a dividend policy, the initiation of a cash tender offer for up to $400 million of our bonds, and an increase in our available share repurchase authorization up to $300 million.”

Net income attributable to Dean Foods totaled $415 million for the third quarter of 2013. On an adjusted basis, third quarter net income attributable to Dean Foods totaled $11 million.

Net sales for the third quarter of 2013 totaled $2.2 billion, compared to $2.2 billion of net sales in the third quarter of 2012, on a pro forma and comparative basis.

Dean Foods’ share of U.S. fluid milk sales volume declined to 34.9 percent during the third quarter from 36.4 percent in the second quarter of 2013. Industry fluid milk volumes declined approximately 1.7 percent year-over-year in the third quarter on an unadjusted basis, based on USDA data and company estimates. Due to the previously disclosed loss of business at a large retailer, Dean Foods’ unadjusted fluid milk volumes declined 10 percent on a year-over-year basis. Excluding the previously announced loss of business at a major customer and another customer’s decision to vertically integrate its dairy operations last year, Dean Foods’ milk volumes declined 1.7 percent in the quarter, consistent with the overall category. Total volumes across all products declined 8 percent to 685 million gallons.

The Company continues to make solid progress against its target of $120 million of cost savings in 2013, including the planned closure of eight to twelve (10-15%) of its manufacturing facilities by mid-2014. The Company has closed or announced the closure of eight plants since its accelerated cost reduction initiative began in the fourth quarter of 2012. As of the end of the third quarter, seven of the announced closures have ceased operations.

The third quarter 2013 average Class I Mover, a measure of raw milk costs, was $18.98 per hundred-weight, an increase of 15 percent from the third quarter of 2012, and 5 percent above the second quarter 2013 level.

CASH FLOW

Consolidated net cash used in continuing operations for the nine months ended September 30, 2013 totaled $259 million. Free cash flow from continuing operations, which is defined as net cash provided by or used in continuing operations less capital expenditures, was an outflow of $349 million for the nine months ended September 30, 2013. Negative cash flow was driven primarily by one-time items, most of which were associated with strategic separation activities, including the payment of $315 million of taxes related to the Morningstar divestiture, $35 million related to the impact of moving WhiteWave and Morningstar accounts receivable from intercompany to third party, and $31 million of deal costs, as well as a $19 million litigation settlement payment in the second quarter. On an adjusted basis, which excludes these and certain other items, Dean Foods generated $97 million in free cash flow through the first nine months of 2013. A reconciliation between net cash used in continuing operations and adjusted free cash flow provided by continuing operations is provided in the tables below.

NET DEBT

Total debt at September 30, 2013, net of $361 million cash on hand, was approximately $671 million. The Company’s funded net debt to EBITDA ratio was 1.64 times as of the end of the third quarter of 2013.

DIVIDEND POLICY

Demonstrating its strong commitment to driving total shareholder returns, the Company announced that its Board of Directors has adopted a dividend policy with the intention of paying a $0.07 quarterly dividend beginning in the first quarter of 2014 ($0.28 per share on an annual basis).

SHARE REPURCHASE AUTHORIZATION

Today, the Company also announced that the Board of Directors has increased the Company’s available share repurchase authority to $300 million, providing an additional tool for shareholder value creation. Management intends to repurchase shares on an opportunistic basis.

BOND TENDER OFFER

Dean Foods also announced today that it has initiated a cash tender offer for up to $400 million aggregate principal amount of its 9 3⁄4% 2018 and 7% 2016 bonds, with preference given to the 2018 bonds. The tender offer will be funded with existing cash on hand, as well as borrowings under the Company’s senior secured credit facility. Management expects the transaction to close before the end of the year and to result in reduced interest expense going forward.

FORWARD OUTLOOK

“Turning to the forward outlook for the fourth quarter, although challenges remain, we still expect to deliver solid full-year results,” continued Tanner. “The dairy commodity environment looks more challenging than previously thought as prices remain stubbornly high despite strong domestic production growth. Industry volumes remain soft. We expect to continue to have temporarily higher costs in the fourth quarter related to the plant closure activities. We expect this to be partially offset by our recent new business wins that will begin to improve our volume performance in the fourth quarter.

“All told, we expect fourth quarter adjusted earnings per share of $0.17- $0.23 per share, resulting in full year 2013 adjusted earnings per share of between $0.85 and $0.91.

“We now expect full year 2013 adjusted EBITDA to be between $391 and $400 million and adjusted free cash flow of approximately $100 million.”

CONFERENCE CALL/WEBCAST

A webcast to discuss the Company’s financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by visiting the “Webcast” section of the Company’s website at http://www.deanfoods.com/. A slide presentation will accompany the webcast.

ABOUT DEAN FOODS

Dean Foods® is a leading food and beverage company in the United States and is the nation’s largest processor and direct-to-store distributor of fluid milk. Headquartered in Dallas, Texas, the Dean Foods portfolio includes TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Garelick Farms®, LAND O LAKES® milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 local and regional dairy brands and private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Nearly 19,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

*	The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**	PET is a trademark of The J.M. Smucker Company and is used by license.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, projected sales, operating income, net income, diluted earnings per share, adjusted diluted earnings per share, debt covenant compliance, cost reduction strategies, divestitures, our dividend policy, planned share repurchases, our pending debt tender offer and expected financial performance. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s ability to meet targeted financial and operating results, including targeted cost reductions, sales, operating income, net income and earnings per share depends on a variety of economic, competitive and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. The declaration and payment of cash dividends under our dividend policy remains at the sole discretion of the Board of Directors or a committee thereof and will depend upon our financial results, cash requirements, future prospects, applicable law and other factors that may be deemed relevant by the Board or such committee. For other risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain adjusted financial results and certain other non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow and Adjusted Free Cash Flow, each as defined below. These non-GAAP financial measures are from continuing operations and are adjusted to eliminate the net expense, net gain and cash flow impacts related to the items identified in the “Reconciliation of GAAP to Non-GAAP Information” tables below. This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. Additionally, certain pro forma adjustments were made to our GAAP results for the three and nine months ended September 30, 2012 to facilitate a meaningful comparison of operating results between 2012 and 2013. Because we cannot predict the timing and amount of charges associated with certain non-recurring items; asset impairment charges; gains or losses related to discontinued operations and divestitures; deal, integration and separation costs; facility closing, reorganization and realignment costs; litigation settlements; and certain other charges, as well as the timing and amount of any cash outflows or inflows associated with such items, our management does not consider these items when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, or in determining earnings estimates.

We have defined Adjusted EBITDA as net income attributable to Dean Foods, which is the most comparable GAAP financial measure, adjusted for the items above as well as interest, taxes, depreciation and amortization. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is an indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness. The reconciliation of net income to Adjusted EBITDA for the three and nine months ended September 30, 2013 and 2012 is included in the tables below.

Additionally, we believe free cash flow provided by (used in) continuing operations (“Free Cash Flow”) and adjusted free cash flow provided by (used in) continuing operations (“Adjusted Free Cash Flow”) are meaningful non-GAAP measures that offer supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow above what is required in our business to sustain our operations.

We define Free Cash Flow as net cash provided by continuing operations less cash payments for capital expenditures.

We define Adjusted Free Cash Flow as Free Cash Flow adjusted for the impact on operating cash flows related to certain significant or non-recurring items, including income taxes paid on the divestiture of Morningstar; litigation payments; payments associated with our restructuring, reorganization and realignment activities; transaction costs and other separation costs resulting from the Morningstar divestiture and WhiteWave spin-off in 2013; income tax payments related to certain deferred intercompany transactions between us and WhiteWave which were recognized by us upon completion of the WhiteWave spin-off; and other increases in or reductions to income tax payments associated with the adjustments described above. Additionally, the computation of Adjusted Free Cash Flow for the nine months ended 2013 has been further adjusted to exclude the net impact on working capital of accounts receivable and accounts payable associated with our transitional services agreements with WhiteWave and Morningstar, as well as the movement of WhiteWave and Morningstar trade accounts receivable and trade accounts payable from intercompany transactions (which were previously eliminated in consolidation) to third-party transactions in 2013. A reconciliation of net cash used in continuing operations, which is the most comparable U.S. GAAP financial measure, to Adjusted Free Cash Flow, is included in the tables below.

This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies. We believe that the presentation of these non- GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. A full reconciliation of our results and financial measures reported in accordance with GAAP for the three and nine months ended September 30, 2013 and 2012 to the non-GAAP financial measures described above is set forth herein.

CONTACT: Corporate Communications, Liliana Esposito, +1-214-721-7766; or Investor Relations, Barry Sievert, +1-214-303-3438

DEAN FOODS COMPANY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Three months ended September 30,
	2013	2012	2013		2012
	GAAP		Adjusted*		Pro forma adjusted*
Net sales	$2,200,899	$2,236,969	$2,200,899		$2,246,466	(i)
Cost of sales	1,759,614	1,728,559	1,757,467	(a)(b)	1,735,646	(a)(i)

Gross profit	441,285	508,410	443,432		510,820

Operating costs and expenses:
Selling and distribution	333,456	353,418	332,664	(b)	353,418
General and administrative	72,274	96,701	68,226	(b)(c)(e)	99,701	(i)
Amortization of intangibles	910	940	910		940
Facility closing and reorganization costs	7,268	6,080	—	(b)	—	(b)
Impairment of long-lived assets	4,422	—	—	(a)	—
Other operating (income) loss	285	(56,339)	—	(a)	—	(a)

Total operating costs and expenses	418,615	400,800	401,800		454,059

Operating income	22,670	107,610	41,632		56,761

Interest expense	30,238	36,339	23,870	(d)(e)	35,821	(e)
Gain on disposition of WhiteWave common stock	(415,783)	—	—	(d)	—
Other (income) expense, net	(126)	387	(126)		387

Income from continuing operations before income taxes	408,341	70,884	17,888		20,553
Income tax expense (benefit)	(7,177)	73,076	6,798	(h)	7,809	(h)(i)

Income (loss) from continuing operations	415,518	(2,192)	11,090		12,744
Loss on sale of discontinued operations, net of tax	(398)	—	—	(e)	—
Income from discontinued operations, net of tax	—	38,633	—		—	(f)(g)

Net income attributable to Dean Foods Company	$415,120	$36,441	$11,090		$12,744

Average common shares:
Basic	94,164	92,495	94,164		92,495
Diluted	95,338	92,495	95,338		93,151	(j)

Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$4.41	$(0.02)	$0.12		$0.14

Gain from discontinued operations attributable to Dean Foods Company	—	0.41	—		—

Net income attributable to Dean Foods Company	$4.41	$0.39	$0.12		$0.14
Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$4.35	$(0.02)	$0.12		$0.14
Gain from discontinued operations attributable to Dean Foods Company	—	0.41	—		—

Net income attributable to Dean Foods Company	$4.35	$0.39	$0.12		$0.14

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Nine months ended September 30,		Nine months ended September 30,
	2013	2012	2013		2012
	GAAP		Adjusted*		Pro forma adjusted*
Net sales	$6,720,871	$6,819,532	$6,720,871		$6,849,706	(i)
Cost of sales	5,312,054	5,240,076	5,306,654	(a)(b)	5,274,979	(a)(i)

Gross profit	1,408,817	1,579,456	1,414,217		1,574,727

Operating costs and expenses:
Selling and distribution	1,005,131	1,067,841	1,002,722	(b)	1,067,869	(i)
General and administrative	243,626	305,194	228,167	(b)(c)	309,694	(i)
Amortization of intangibles	2,785	2,818	2,785		2,818
Facility closing and reorganization costs	17,817	37,732	—	(b)	—	(b)
Litigation settlements	(1,019)	—	—	(e)	—
Impairment of long-lived assets	41,941	—	—	(a)	—
Other operating (income) loss	2,494	(56,339)	—	(a)	—	(a)

Total operating costs and expenses	1,312,775	1,357,246	1,233,674		1,380,381

Operating income	96,042	222,210	180,543		194,346

Interest expense	180,009	116,738	76,491	(d)(e)(f)(g)	114,520	(e)
Gain on disposition of WhiteWave common stock	(415,783)	—	—	(d)	—
Other income, net	(489)	(1,693)	(489)		(1,693)

Income from continuing operations before income taxes	332,305	107,165	104,541		81,519

Income tax expense (benefit)	(30,416)	91,112	39,725	(h)	30,976	(h)(i)

Income from continuing operations	362,721	16,053	64,816		50,543
Gain (loss) on sale of discontinued operations, net of tax	491,422	(2,458)	—	(e)(f)(g)	—	(e)
Income from discontinued operations, net of tax	2,891	116,894	—	(f)(g)	—	(f)(g)

Net income	857,034	130,489	64,816		50,543
Net income attributable to non-controlling interest in discontinued operations	(6,179)	—	—	(e)	—

Net income attributable to Dean Foods Company	$850,855	$130,489	$64,816		$50,543

Average common shares:
Basic	93,534	92,276	93,534		92,276
Diluted	94,577	92,803	94,577		92,803

Basic earnings per common share:
Income from continuing operations attributable to Dean Foods Company	$3.88	$0.17	$0.69		$0.55
Gain from discontinued operations attributable to Dean Foods Company	5.22	1.24	—		—

Net income attributable to Dean Foods Company	$9.10	$1.41	$0.69		$0.55

Diluted earnings per common share:
Income from continuing operations attributable to Dean Foods Company	$3.84	$0.17	$0.69		$0.54
Gain from discontinued operations attributable to Dean Foods Company	5.16	1.24	—		—

Net income attributable to Dean Foods Company	$9.00	$1.41	$0.69		$0.54

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Computation of Adjusted EBITDA

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net income attributable to Dean Foods Company	$11,090	$12,744	$64,816	$50,543
Interest expense	23,870	35,821	76,491	114,520
Income tax expense	6,798	7,809	39,725	30,976
Depreciation and amortization	39,239	42,877	120,698	129,362

Adjusted EBITDA	$80,997	$99,251	$301,730	$325,401

DEAN FOODS COMPANY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

ASSETS	September 30, 2013	December 31, 2012
Cash and cash equivalents	$360,649	$24,657
Assets of discontinued operations*	—	2,793,608
Other current assets	1,064,341	1,162,469

Total current assets	1,424,990	3,980,734
Property, plant and equipment, net	1,173,649	1,248,637
Intangibles and other assets, net	449,999	468,212

Total Assets	$3,048,638	$5,697,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities of discontinued operations*	$—	$1,466,221
Other current liabilities, excluding debt	875,674	933,631

Total current liabilities, excluding debt	875,674	2,399,852
Total long-term debt, including current portion	1,031,643	2,322,243
Other long-term liabilities	435,227	515,860

Total Dean Foods Company stockholders’ equity	706,094	357,187
Non-controlling interest	—	102,441

Total stockholders’ equity	706,094	459,628

Total Liabilities and Stockholders’ Equity	$3,048,638	$5,697,583

*	Reflects the discontinued operations of WhiteWave and Morningstar

DEAN FOODS COMPANY

Condensed Consolidated Statements of Cash Flows - GAAP Basis

(Unaudited)

(In thousands)

	Nine months ended September 30,
Operating Activities	2013	2012
Net cash provided by (used in) continuing operations	$(258,628)	$187,763
Net cash provided by discontinued operations	14,174	233,865

Net cash provided by (used in) operating activities	(244,454)	421,628

Investing Activities
Payments for property, plant and equipment	(90,387)	(78,263)
Proceeds from insurance and other recoveries	—	4,125
Proceeds from divestitures	—	56,339
Proceeds from sale of fixed assets	8,526	9,367
Other, net	—	(200)

Net cash used in investing activities - continuing operations	(81,861)	(8,632)
Net cash provided by (used in) investing activities - discontinued operations	1,403,494	(79,292)

Net cash provided by (used in) investing activities	1,321,633	(87,924)

Financing Activities
Net repayment of debt	(702,967)	(278,194)
Payments of financing costs	(6,197)	—
Issuance of common stock, net of share repurchases	17,638	3,138
Other	2,139	360

Net cash used in financing activities - continuing operations	(689,387)	(274,696)
Net cash used in financing activities - discontinued operations	(51,584)	(37,810)

Net cash used in financing activities	(740,971)	(312,506)

Effect of exchange rate changes on cash and cash equivalents	(216)	808

Increase in cash and cash equivalents	335,992	22,006
Cash and cash equivalents, beginning of period	24,657	18,147

Cash and cash equivalents, end of period	$360,649	$40,153

DEAN FOODS COMPANY

Reconciliation of Net Cash Provided by (Used in) Continuing Operations

to Adjusted Free Cash Flow Provided by Continuing Operations

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2013	2012
Computation of Free Cash Flow provided by (used in) continuing operations

Net cash provided by (used in) continuing operations - GAAP Basis	$(258,628)	$187,763
Payments for property, plant and equipment	(90,387)	(78,263)

Free cash flow provided by (used in) continuing operations	$(349,015)	$109,500

Computation of Adjusted Free Cash Flow provided by continuing operations

Net cash provided by (used in) continuing operations - GAAP Basis	$(258,628)	$187,763
Estimated impact on net cash provided by (used in) continuing operations related to:
Facility closing, reorganization and realignment costs	22,162	22,899
Deal, integration and separation costs	36,779	398
Morningstar divestiture	59,583	—
WhiteWave spin-off	3,584	—
Litigation payments	19,101	61,325
Increase in (reduction to) income tax payments associated with above activities	304,986	(30,915)

Adjusted net cash provided by continuing operations	187,567	241,470
Less: Payments for plant, property & equipment	(90,387)	(78,263)

Adjusted free cash flow provided by continuing operations	$97,180	$163,207

DEAN FOODS COMPANY

Reconciliation of GAAP to Pro Forma Adjusted Earnings

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30, 2013
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization & realignment costs (b)	Deal, integration and separation costs (c)	Disposition of WWAV common stock (d)	Other adjustments (e)	Morningstar sale (f)	WhiteWave spin-off (g)	Income tax (h)	Adjusted*
Operating income (loss):
Dean Foods	$34,645	$1,800	$2,725	$2,752	$—	$(290)	$—	$—	$—	$41,632
Facility closing and reorganization costs	(7,268)	—	7,268	—	—	—	—	—	—	—
Impairment of long-lived assets	(4,422)	4,422	—	—	—	—	—	—	—	—
Other operating loss	(285)	285	—	—	—	—	—	—	—	—

Total operating income	22,670	6,507	9,993	2,752	—	(290)	—	—	—	41,632

Interest expense	30,238	—	—	—	(649)	(5,719)	—	—	—	23,870
Gain on disposition of WhiteWave common stock	(415,783)	—	—	—	415,783	—	—	—	—	—
Other income, net	(126)	—	—	—	—	—	—	—	—	(126)
Income tax expense (benefit)	(7,177)	—	—	—	—	—	—	—	13,975	6,798

Income from continuing operations	415,518	6,507	9,993	2,752	(415,134)	5,429	—	—	(13,975)	11,090

Loss from discontinued operations, net of tax	(398)	—	—	—	—	398	—	—	—	—

Net income attributable to Dean Foods Company	$415,120	$6,507	$9,993	$2,752	$(415,134)	$5,827	$—	$—	$(13,975)	$11,090

Diluted earnings per share	$4.35	$0.07	$0.10	$0.03	$(4.35)	$0.06	$—	$—	$(0.14)	$0.12

	Three months ended September 30, 2012
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Deal, integration and separation costs (c)	Disposition of WWAV common stock (d)	Other adjustments (e)	Morningstar sale (f)	WhiteWave spin-off (g)	Income tax (h)	Adjusted*	Pro forma adjustments (i)	Pro forma adjusted*
Operating income (loss):
Dean Foods	$57,351	$5,983	$—	$—	$—	$—	$—	$—	$—	$63,334	$(6,573)	$56,761
Facility closing and reorganization costs	(6,080)	—	6,080	—	—	—	—	—	—	—	—	—
Other operating income	56,339	(56,339)	—	—	—	—	—	—	—	—	—	—

Total operating income	107,610	(50,356)	6,080	—	—	—	—	—	—	63,334	(6,573)	56,761
Interest expense	36,339	—	—	—	—	(518)	—	—	—	35,821	—	35,821
Other expense, net	387	—	—	—	—	—	—	—	—	387	—	387
Income tax expense	73,076	—	—	—	—	—	—	—	(62,769)	10,307	(2,498)	7,809

Income (loss) from continuing operations	(2,192)	(50,356)	6,080	—	—	518	—	—	62,769	16,819	(4,075)	12,744
Income from discontinued operations, net of tax	38,633	—	—	—	—	—	(14,258)	(24,375)	—	—	—	—

Net income attributable to Dean Foods Company	$36,441	$(50,356)	$6,080	$—	$—	$518	$(14,258)	$(24,375)	$62,769	$16,819	$(4,075)	$12,744

Diluted earnings per share (j)	$0.39	$(0.55)	$0.07	$—	$—	$—	$(0.15)	$(0.26)	$0.68	$0.18	$(0.04)	$0.14

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Reconciliation of GAAP to Pro Forma Adjusted Earnings

(Unaudited)

(In thousands, except per share data)

	Nine months ended September 30, 2013
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization & realignment costs (b)	Deal, integration and separation costs (c)	Disposition of WWAV common stock (d)	Other adjustments (e)	Morningstar sale (f)	WhiteWave spin-off (g)	Income tax (h)	Adjusted*
Operating income (loss):
Dean Foods	$157,275	$3,862	$10,004	$9,402	$—	$—	$—	$—	$—	$180,543
Facility closing and reorganization costs	(17,817)	—	17,817	—	—	—	—	—	—	—
Litigation settlements	1,019	—	—	—	—	(1,019)	—	—	—	—
Impairment of long-lived assets	(41,941)	41,941	—	—	—	—	—	—	—	—
Other operating loss	(2,494)	2,494	—	—	—	—	—	—	—	—

Total operating income	96,042	48,297	27,821	9,402	—	(1,019)	—	—	—	180,543
Interest expense	180,009	—	—	—	(649)	(6,755)	(29,430)	(66,684)	—	76,491
Gain on disposition of WhiteWave common stock	(415,783)	—	—	—	415,783	—	—	—	—	—
Other income, net	(489)	—	—	—	—	—	—	—	—	(489)
Income tax expense (benefit)	(30,416)	—	—	—	—	—	—	—	70,141	39,725

Income from continuing operations	362,721	48,297	27,821	9,402	(415,134)	5,736	29,430	66,684	(70,141)	64,816
Income from discontinued operations, net of tax	494,313	—	—	—	—	704	(492,202)	(2,815)	—	—
Net income attributable to non-controlling interest in discontinued operations	(6,179)	—	—	—	—	6,179	—	—	—	—

Net income attributable to Dean Foods Company	$850,855	$48,297	$27,821	$9,402	$(415,134)	$12,619	$(462,772)	$63,869	$(70,141)	$64,816

Diluted earnings per share	$9.00	$0.51	$0.29	$0.10	$(4.39)	$0.13	$(4.89)	$0.68	$(0.74)	$0.69

	Nine months ended September 30, 2012
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Deal, integration and separation costs (c)	Disposition of WWAV common stock (d)	Other adjustments (e)	Morningstar sale (f)	WhiteWave spin-off (g)	Income tax (h)	Adjusted*	Pro forma adjustments (i)	Pro forma adjusted*
Operating income (loss):
Dean Foods	$203,603	$5,983	$—	$—	$—	$—	$—	$—	$—	$209,586	$(15,240)	$194,346
Facility closing and reorganization costs	(37,732)	—	37,732	—	—	—	—	—	—	—	—	—
Other operating income	56,339	(56,339)	—	—	—	—	—	—	—	—	—	—

Total operating income	222,210	(50,356)	37,732	—	—	—	—	—	—	209,586	(15,240)	194,346

Interest expense	116,738	—	—	—	—	(2,218)	—	—	—	114,520	—	114,520
Other income, net	(1,693)	—	—	—	—	—	—	—	—	(1,693)	—	(1,693)
Income tax expense	91,112	—	—	—	—	—	—	—	(54,345)	36,767	(5,791)	30,976

Income from continuing operations	16,053	(50,356)	37,732	—	—	2,218	—	—	54,345	59,992	(9,449)	50,543
Income from discontinued operations, net of tax	114,436	—	—	—	—	2,458	(41,749)	(75,145)	—	—	—	—

Net income attributable to Dean Foods Company	$130,489	$(50,356)	$37,732	$—	$—	$4,676	$(41,749)	$(75,145)	$54,345	$59,992	$(9,449)	$50,543

Diluted earnings per share	$1.41	$(0.54)	$0.41	$—	$—	$0.05	$(0.45)	$(0.81)	$0.58	$0.65	$(0.11)	$0.54

*	See notes to Earnings Release Tables

For the three and nine months ended September 30, 2013 and 2012, the adjusted results and certain other non-GAAP financial measures differ from the Company’s results under GAAP due to the exclusion of net gains or net losses associated with certain non-recurring items, including the disposition of our investment in WhiteWave common stock that was completed in July 2013; asset impairment charges; discontinued operations; integration and separation costs; and facility closing, reorganization and realignment costs. These adjustments are made to facilitate meaningful comparisons of our operating performance between periods as the Company cannot predict the timing and amount of charges associated with such items. Additionally, certain pro forma adjustments were made to our GAAP results for the three and nine months ended September 30, 2012 to reflect the pro forma impact of certain commercial agreements that became effective in October 2012 related to our strategic activities, to facilitate a meaningful comparison of our operating performance between 2013 and 2012. These adjustments are described in more detail below.

(a)	The adjustment reflects the elimination of the following:

a.	Asset write-downs including the impact resulting from our evaluation of the impact that we expect certain changes in our business, including the loss of a portion of a significant customer’s volume and related plans for consolidating the production network for our core dairy operations, to have on our estimated future cash flows. The charges year-to-date include the impairment of certain fixed assets of $35.5 million (of which $27.8 million and $3.6 million were recorded during the first and second quarters of 2013, respectively), the write-off of a favorable lease asset of $3.5 million and a write-down related to one of our indefinite-lived trademarks of $2.9 million;

b.	Accelerated depreciation of $3.9 million related to machinery and equipment at certain of our production facilities as a result of revisions made to the estimated remaining useful lives due to our evaluation of the impact that we expect changes in our business to have on estimated future cash flows at those production facilities;

c.	Other operating loss of $2.2 million related to a final settlement of certain liabilities associated with the prior disposition of one of our manufacturing facilities; and

d.	A pre-tax gain resulting from the sale of our approximate 25% non-controlling interest in Consolidated Container Company, which closed on July 3, 2012.

(b)	The adjustment reflects the elimination of severance charges and non-cash asset write-downs related to approved facility closings and restructuring plans, as well as other organizational realignment activities. We have accelerated our cost reduction efforts in 2013, including the planned closure of 10-15% of the plants in our network, the elimination of a significant number of distribution routes, functional and operational realignments and other cost-savings initiatives.

(c)	The adjustment reflects the elimination of the following separation activities related to the spin-off of WhiteWave from Dean Foods on May 23, 2013:

a.	Transaction and separation costs of $3.1 million; and

b.	Additional stock compensation expense of $6.3 million related to the proportionate adjustment of the number and exercise prices of certain stock options, restricted stock units and phantom shares granted to Dean Foods employees that were outstanding at the time of the WhiteWave spin-off in order to maintain the aggregate intrinsic value of such awards.

(d)	The adjustment reflects the elimination of the following:

a.	A gain of $415.8 million associated with the disposition of our investment in WhiteWave common stock in July 2013; and

b.	Interest expense associated with a short-term loan agreement entered into to facilitate our disposition of WhiteWave common stock which was completed in July 2013.

(e)	The adjustment reflects the elimination of the following:

a.	Interest accretion in connection with our previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012;

b.	A modest reduction in a litigation settlement liability due to plaintiff class “opt-outs”;

c.	A litigation settlement reached in 2012 related to certain contingent obligations we retained in connection with the 2006 sale of our Iberian operations;

d.	The write-off of unamortized deferred financing costs associated with our prior credit facility as a result of the termination of such facility and the extinguishment of the associated debt; and

e.	Net income attributable to the 13% interest in WhiteWave that we did not own during the period prior to the spin-off of WhiteWave on May 23, 2013.

(f)	We completed the sale of our Morningstar division on January 3, 2013. Our Morningstar operations have been reflected as discontinued operations in our unaudited Condensed Consolidated Financial Statements under GAAP for all periods presented. In addition to elimination of discontinued operations, the adjustment reflects elimination of the following:

a.	Write-off of deferred financing costs associated with debt that was fully repaid with proceeds from the sale of our Morningstar division;

b.	Interest expense of $28.0 million related to the interest rate swaps we terminated as the result of debt repayments made with proceeds from the sale of our Morningstar division; and

c.	The elimination of discontinued operations, net of tax.

(g)	We completed the spin-off of WhiteWave on May 23, 2013. WhiteWave’s operations have been reflected as discontinued operations in our unaudited Condensed Consolidated Financial Statements under GAAP for all periods presented. In addition to the elimination of discontinued operations, the adjustment reflects the elimination of $66.7 million of losses related to interest rate swaps that were novated to WhiteWave in connection with the WhiteWave IPO. Upon completion of the spin-off, we recognized the losses previously recorded in accumulated other comprehensive income in interest expense as a one-time, non-cash charge.

(h)	The adjustment reflects the income tax impact on adjustments (a) through (g) and to reflect our adjusted tax rate at 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.

(i)	Certain pro forma adjustments were made to 2012 results to reflect the impact of certain commercial agreements that became effective upon completion of the WhiteWave IPO. These agreements modified the previous intercompany arrangements to reflect arms length pricing for certain transactions between Dean Foods and our former segments.

(j)	The adjustment reflects an add-back of the dilutive shares, which were anti-dilutive for GAAP purposes.